SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 11, 2002


                                Daktronics, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)


       South Dakota                  0-23246                 46-0306862
       ------------                  -------                 ----------
      (State or other       (Commission File Number)       (IRS Employer
      jurisdiction of                                    Identification No.)
      incorporation)


                 331 32nd Avenue
             Brookings, South Dakota                  57006
             -----------------------                  -----
    (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (605) 697-4000

  Former name or former address, if changed since last report: not applicable.


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Item 9. Regulation FD Disclosure.

On March 8, 2002, Daktronics, Inc. (Nasdaq - DAKT) reported it has been awarded a contract in excess of $5 million to provide scoring and video display equipment at Lambeau Field in Green Bay, Wisconsin. The equipment is scheduled to be operational in time for the start of the 2003 season.


Cautionary Notice: In addition to statements of historical fact, this announcement contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events which could materially affect Company performance in the future. The Company cautions that these and similar statements involve risk and uncertainties including changes in economic and market conditions, management of growth, timing and magnitude of future contracts, and other risks noted in the Company's SEC filings which may cause actual results to differ materially. Forward-looking statements are made in the context of information available as of the date stated. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DAKTRONICS, INC.


                                   By  /s/ William R. Retterath
                                       ------------------------
                                   Its Chief Financial Officer
                                       -----------------------


Dated: March 11, 2002              William R. Retterath, Chief Financial Officer
                                   ---------------------------------------------
                                   Printed name and title